As filed with the Securities and Exchange Commission on May 3, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWN SPORTS INTERNATIONAL

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0640002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Penn Plaza (4th Floor)

New York, NY 10001

(212) 246-6700

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Restricted Stock Agreement for Gregory Bartoli

Non-Qualified Stock Option Agreement for Gregory Bartoli

(Full Title of the Plans)

Carolyn Spatafora

Chief Financial Officer

Town Sports International Holdings, Inc.

5 Penn Plaza (4th Floor)

New York, NY 10001

(212) 246-6700

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	300,000(1)	$3.185(2)	$955,500(2)	$96.22(2)
Common Stock, par value $0.001 per share	450,000(3)	$2.61(4)	$1,174,500(4)	$118.27(4)
Total	750,000		$2,130,000	$214.49

(1)	Covers 300,000 shares of restricted common stock issued under the Restricted Stock Agreement (the “Restricted Stock Agreement”), dated August 19, 2015 between Town Sports International Holdings Inc. (the “Company” or the “Registrant”) and Gregory Bartoli. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock of the Registrant that become issuable under the Restricted Stock Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee with respect to the 300,000 shares of restricted common stock issuable under the Restricted Stock Agreement are based on a price of $3.185 per share, which is the average of the high and low prices of the common stock on The NASDAQ Global Market on April 29, 2016.
(3)	Covers 450,000 shares of common stock issuable upon the exercise of a stock option (the “Option”) granted under the under the Non-Qualified Stock Option Agreement, dated August 19, 2015 between the Registrant and Gregory Bartoli. This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Option Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(4)	Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee with respect to the 450,000 shares of common stock issuable upon the exercise of the Option are based upon the Option exercise price of $2.61 per share.

EXPLANATORY NOTE

Town Sports International Holdings, Inc. (the “Company” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register (i) 300,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), issued to Gregory Bartoli (the “Selling Stockholder”) pursuant to the terms of the Restricted Stock Agreement, dated August 19, 2015 between the Company and the Selling Stockholder (the “Restricted Stock Agreement”) and (ii) 450,000 shares of Common Stock (the “Option Shares”) issuable upon the exercise of stock options granted to Mr. Bartoli under the Non-Qualified Stock Option Agreement, dated August 19, 2015 between the Company and Mr. Bartoli.

This Registration Statement contains two parts. The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8) which covers reoffers and resales of the Shares issued pursuant to the terms of the Restricted Stock Agreement. These Shares may be considered “restricted securities” as defined in General Instruction C(1) to Form S-8. Information required by Part I of Form S-8 with respect to the Option Shares is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. Part II contains information required in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

Town Sports International Holdings, Inc.

300,000 SHARES

COMMON STOCK

This prospectus relates to resales of shares of common stock, $0.001 par value per share of Town Sports International Holdings, Inc. (the “Company”) which may be offered from time to time by the selling stockholder described in this prospectus. This prospectus covers 300,000 shares of restricted common stock issued to the selling stockholder under a Restricted Stock Agreement dated August 19, 2015 between the Company and the selling stockholder (the “Restricted Stock Agreement”). We are not offering any shares of common stock pursuant to this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholder.

Our common stock is listed on the NASDAQ Global Market under the symbol “CLUB.” On May 2, 2016, the last reported sale price of our common stock on the NASDAQ Global Market was $3.45 per share.

Upon vesting of the shares offered hereby pursuant to the terms of the Restricted Stock Agreement, the selling stockholder may from time to time sell, transfer or otherwise dispose of any or all of the shares of common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the selling stockholder may offer the shares for sale. The selling stockholder may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 11 for more information about how the selling stockholder may sell or dispose of the shares of common stock covered by this prospectus.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 5 Penn Plaza — 4th Floor, New York, New York 10001, and our telephone number is (212) 246-6700.

The date of this prospectus is May 3, 2016

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including, without limitation, statements regarding future financial results and performance, potential sales revenue, potential club closures, results of cost savings initiatives, legal contingencies and tax benefits and contingencies, future declarations and payments of dividends, and the existence of adverse litigation and other risks, uncertainties and factors set forth under Item 1A., entitled “Risk Factors”, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein) as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. You can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the level of market demand for our services, economic conditions affecting our business, the success of our pricing model, the geographic concentration of our clubs, competitive pressure, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, outsourcing of certain aspects of our business, environmental matters, the application of Federal and state tax laws and regulations, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other SEC filings by us, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

ABOUT THIS PROSPECTUS

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholder may offer to sell, and may seek offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

Unless otherwise stated or the context otherwise indicates, references to “TSI Holdings”, “Town Sports”, “TSI”, “the Company”, “we”, “our” and similar references refer to Town Sports International Holdings, Inc. and its subsidiaries and references to “TSI, LLC” and “TSI, Inc.” refer to Town Sports International, LLC, our wholly-owned operating subsidiary.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-36803) filed with the SEC on March 7, 2016;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (File No. 001-36803) filed with the SEC on May 3, 2016;

•	Our Current Report on Form 8-K filed on March 29, 2016 (File No. 001-36803);

•	The description of the Company’s Common Stock in the Company’s Registration Statement on Form 8-A (File No. 000-52013) under Section 12(g) of the Exchange Act, as may be deemed to have been updated by the SEC’s order contained in Release No. 34-54240 (July 31, 2006) approving the Nasdaq application for Section 12(b) registration of Nasdaq listed company securities, made by Nasdaq on behalf of its listed companies pursuant to NASD Rule 4130 of the Financial Industry Regulatory Authority Rulebook as such description may be deemed to have been updated by the disclosure in the Company’s Current Reports on Form 8-K, filed on May 19, 2008 and September 17, 2014; and

•	All of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all shares then remaining unsold.

We will provide without charge to each person upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Town Sports International Holdings, Inc., at 5 Penn Plaza — 4th Floor, New York, New York 10001, attn: Investor Relations. You also may contact us at (212) 246-6700 or visit our website at www.mysportsclubs.com, under the “Investor Relations — SEC Filings” section, for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase the shares offered hereby.

TOWN SPORTS

Based on number of clubs, we are one of the largest owners and operators of fitness clubs in the Northeast and Mid-Atlantic regions of the United States and one of the largest fitness club owners and operators in the United States. As of March 31, 2016, the Company, through its subsidiaries, operated 151 fitness clubs (“clubs”) and three BFX Studio (“studio”) locations. Our clubs collectively served approximately 553,000 members as of March 31, 2016. We owned and operated a total of 104 clubs under the “New York Sports Clubs” (“NYSC”) brand name within a 120-mile radius of New York City as of March 31, 2016, including 36 locations in Manhattan where we are the largest fitness club owner and operator. We owned and operated 27 clubs in the Boston region under our “Boston Sports Clubs” (“BSC”) brand name, 12 clubs (one of which is partly-owned) in the Washington, D.C. region under our “Washington Sports Clubs” (“WSC”) brand name and five clubs in the Philadelphia region under our “Philadelphia Sports Clubs” (“PSC”) brand name as of March 31, 2016. In addition, we owned and operated three clubs in Switzerland as of March 31, 2016. We also have one partly-owned club that operated under a different brand name in Washington, D.C. as of March 31, 2016. We employ localized brand names for our clubs to create an image and atmosphere consistent with the local community and to foster recognition as a local network of quality fitness clubs rather than a national chain.

Town Sports International Holdings, Inc. was incorporated in the State of Delaware on January 20, 2004. Our principal executive offices are located at 5 Penn Plaza — 4th Floor, New York, New York 10001, and our telephone number is (212) 246-6700.

RISK FACTORS

Investing in our common stock involves risks. You should review the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus. We will not receive any of such proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (as amended, the “Certificate of Incorporation”) and the Third Amended and Restated By-laws of Town Sports International Holdings, Inc. (as amended, the “By-Laws”), copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. See “Where You Can Find More Information.”

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of April 28, 2016, there were 25,618,928 shares of our common stock outstanding, held of record by 108 stockholders.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of funds legally available for dividends, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

There are no shares of our preferred stock outstanding. Our board of directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series of preferred stock, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designation of series. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ Global Market, which apply so long as our common stock remains listed on the NASDAQ Global Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-Laws

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The By-Laws provide that, subject to applicable law, special meetings of the stockholders may be called only by the chairperson of our board of directors, our chief executive officer, our president or at the written request of at least a majority of the members of our board of directors. The By-Laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

The By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, the Certificate of Incorporation provides that vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

The Certificate of Incorporation provides that the board of directors is expressly authorized to repeal, alter, amend or rescind the By-Laws. The By-Laws may also be repealed, altered, amended or rescinded by the stockholders holding at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our stockholders may take action by written consent in lieu of a meeting as provided in our By-laws. Our bylaws provide that certain procedures, including notifying the Board of Directors and awaiting a record date, must be followed for stockholders to act by written consent. A special meeting of our stockholders may be called only by the Chairperson of the Board, the Chief Executive Officer, the President or at the written request of at least a majority of the members of the Board of Directors.

No Cumulative Voting

The General Corporation Law of the State of Delaware (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not expressly provide for cumulative voting.

Delaware Anti-Takeover Statute

We are a Delaware corporation subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by our board of directors and authorized by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

SELLING STOCKHOLDER

The following table sets forth information with respect to the selling stockholder and the shares of our common stock beneficially owned by the selling stockholder as of May 3, 2016. The selling stockholder may offer all, some or none of the shares of common stock covered by this prospectus. We cannot advise you as to whether the selling stockholder will, in fact, sell any or all of such shares of common stock.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering		Maximum Number of Shares Being Offered Hereby	Number of Shares Beneficially Owned After the Offering(3)
	Number(1)	Percent(2)	Number	Number	Percent(1)
Gregory Bartoli, Chief Operating Officer	485,000	1.9%	300,000	185,000	*

*	Less than 1%
(1)	Includes 485,000 shares of unvested restricted stock, 300,000 of which are being offered by this prospectus and vest in annual installments of 100,000 shares on each of August 19, 2016, 2017 and 2018 and 185,000 of which vest in annual installments of 61,667 on March 10, 2017, 2018 and 2019, in each case, subject to the selling stockholder’s continued employment with the Company, and subject to earlier vesting upon certain acceleration events. Does not include 700,000 shares underlying unvested stock options which vest in three equal annual installments on each of August 19, 2016, 2017 and 2018.
(2)	Calculated based on 25,618,928 shares of our common stock outstanding as of April 28, 2016.
(3)	For purposes of this table only we have assumed sales only of the shares offered by this prospectus and that all such shares will be sold.

PLAN OF DISTRIBUTION

Upon vesting of the shares covered by this prospectus pursuant to the terms of the Restricted Stock Agreement, the shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These sales may be made at prices on the NASDAQ Global Market and under terms then prevailing or at prices related to the then current market price. Sales may also be made in negotiated transactions, including pursuant to one or more of the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, and

•	in privately negotiated transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder, in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling stockholder, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and his affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth:

•	the number of shares being offered,

•	the terms of the offering, including the name of any underwriter, dealer or agent,

•	the purchase price paid by any underwriter,

•	any discount, commission and other underwriter compensation,

•	any discount, commission or concession allowed or reallowed or paid to any dealer, and

•	the proposed selling price to the public.

We intend to use reasonable commercial efforts to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to the Registration Statement or (2)  such time as when the selling stockholder no longer holds any remaining shares covered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-8 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC.

You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the information requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also are able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We make available free of charge on our website at www.mysportsclubs.com, under the “Investor Relations — SEC Filings” section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Town Sports International Holdings, Inc.

300,000 SHARES

COMMON STOCK

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company, are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-36803) filed with the SEC on March 7, 2016;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (File No. 001-36803) filed with the SEC on May 3, 2016;

•	Our Current Report on Form 8-K filed on March 29, 2016 (File No. 001-36803); and

•	The description of the Company’s Common Stock in the Company’s Registration Statement on Form 8-A (File No. 000-52013) under Section 12(g) of the Exchange Act, as may be deemed to have been updated by the SEC’s order contained in Release No. 34-54240 (July 31, 2006) approving the Nasdaq application for Section 12(b) registration of Nasdaq listed company securities, made by Nasdaq on behalf of its listed companies pursuant to NASD Rule 4130 of the Financial Industry Regulatory Authority Rulebook as such description may be deemed to have been updated by the disclosure in the Company’s Current Reports on Form 8-K, filed on May 19, 2008 and September 17, 2014.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the Option Shares offered hereby will be passed upon for us by Stuart M. Steinberg, Esq., counsel to the Company.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers and directors in certain circumstances. In accordance with and to the extent permitted by the DGCL, Article VII of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) limits the personal liability of the directors of the Registrant for breaches of fiduciary duty. In accordance with and to the extent permitted by the DGCL, Article VIII of the Certificate of Incorporation and Article VIII of the Company’s Third Amended and Restated By-Laws (the “By-Laws”) permits the Company to indemnify its directors and officers.

The Company has entered into agreements with its directors and certain officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. The Company maintains liability insurance for the benefit of its officers and directors.

The Registrant’s 2004 Common Stock Option Plan, as amended (the “2004 Stock Option Plan”), provides for the indemnification of the Registrant’s directors in connection with any action, suit or proceeding in which such directors are involved by reason of any act or omission under the 2004 Stock Option Plan or any option granted thereunder. To the maximum extent permitted by the DGCL, the Certificate of Incorporation and By-Laws and to the extent not covered by insurance directly insuring such person, the Registrant’s 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) (the “2006 Stock Incentive Plan”) provides for the indemnification of the Registrant’s officers and directors for any cost, expense or liability arising out of any act or omission in connection with the administration of the 2006 Stock Incentive Plan.

The above discussion of the DGCL and of the Certificate of Incorporation, By-Laws, indemnification agreements, 2004 Stock Option Plan and 2006 Stock Incentive Plan is not intended to be exhaustive and is qualified in its entirety by such statute, Certificate of Incorporation, By-Laws, indemnification agreements, 2004 Stock Option Plan and 2006 Stock Incentive Plan.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The Company has relied upon Section 4(a)(2) of the Securities Act with respect to the issuance of the restricted securities to be reoffered or resold pursuant to this Registration Statement, on the basis that the issuance was a private offering to one individual.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 000-52013)).

4.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 17, 2014 (File No. 000-52013)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008 (File No. 000-52013)).

4.4	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended and restated effective April 2, 2015 (incorporated by reference to Appendix B of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 29, 2016 (File No. 001-36803)).

Exhibit No.	Description

4.5	Letter Agreement with Gregory Bartoli, dated August 17, 2015 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed August 18, 2015 (File No. 001-36803)).

4.6	Form of Restricted Stock Agreement for Gregory Bartoli (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (File No. 001-36803)).

4.7	Form of Non-Qualified Stock Option Agreement for Gregory Bartoli (incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (File No. 001-36803)).

5.1*	Opinion of Stuart M. Steinberg, Esq., counsel to the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Stuart M. Steinberg, Esq., counsel to the Registrant (included in Exhibit 5.1).

24 *	Power of Attorney (included on signature page).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 3rd day of May, 2016.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Carolyn Spatafora
	Name:	Carolyn Spatafora
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carolyn Spatafora as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patrick Walsh Patrick Walsh	Executive Chairman (Principal Executive Officer)	May 3, 2016

/s/ Carolyn Spatafora Carolyn Spatafora	Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2016

/s/ Martin J. Annese Martin J. Annese	Director	May 3, 2016

/s/ Jason M. Fish Jason M. Fish	Director	May 3, 2016

/s/ Thomas J. Galligan III Thomas J. Galligan III	Director	May 3, 2016

/s/ Robert J. Giardina Robert J. Giardina	Director	May 3, 2016

/s/ L. Spencer Wells L. Spencer Wells	Director	May 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 000-52013)).

4.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 17, 2014 (File No. 000-52013)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008 (File No. 000-52013)).

4.4	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended and restated effective April 2, 2015 (incorporated by reference to Appendix B of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 29, 2016 (File No. 001-36803)).

4.5	Letter Agreement with Gregory Bartoli, dated August 17, 2015 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed August 18, 2015 (File No. 001-36803)).

4.6	Form of Restricted Stock Agreement for Gregory Bartoli (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (File No. 001-36803)).

4.7	Form of Non-Qualified Stock Option Agreement for Gregory Bartoli (incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (File No. 001-36803)).

5.1*	Opinion of Stuart M. Steinberg, Esq., counsel to the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Stuart M. Steinberg, Esq., counsel to the Registrant (included in Exhibit 5.1).

24*	Power of Attorney (included on signature page).

*	Filed herewith.